Exhibit 10.2

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXECUTION COPY

CO-PROMOTION AGREEMENT

This Co-Promotion Agreement (this Agreement) is entered into this 27th day of June, 2013 (the “Effective Date”), by and between Valeant Pharmaceuticals North America LLC, a Delaware limited liability company (“Valeant”), and Zogenix, Inc., a Delaware corporation (“Zogenix”). Each of Valeant and Zogenix is referred to herein, individually, as a “Party” and collectively, as the “Parties.”

BACKGROUND

A. Valeant or its Affiliates have exclusive marketing and distribution rights in the Territory to the Product (as hereinafter defined).

B. Valeant and Zogenix desire to enhance the marketing of the Product in the Territory (as hereinafter defined) by enlisting the support and participation of Zogenix in the Product promotion and detailing effort.

AGREEMENT

Now, therefore, in consideration of the foregoing and the mutual promises herein contained, Valeant and Zogenix hereby agree as follows:

1.	Definitions.

1.1 “Act” shall mean the United States Federal Food, Drug, and Cosmetic Act, as it may be amended from time to time.

1.2 “Affiliate” shall mean a corporation or business entity that, directly or indirectly, is controlled by, controls, or is under common control with any entity. For this purpose, control means the direct or indirect ownership of more than fifty percent (50%) of the voting or income interest in such corporation or business entity, or such other relationship as, in fact, constitutes actual control.

1.3 “Authorized Generic” shall mean any intranasal formulation of dihydroergotamine (other than Migranal) promoted or otherwise commercialized in the Territory by Valeant or its Affiliates, including without limitation, the intranasal dihydroergotamine mesylate product (4mg/mL nasal spray) promoted or otherwise commercialized in the Territory by Oceanside Pharmaceuticals, an Affiliate of Valeant.

1.4 “Bankruptcy Event” shall mean, with respect to a Party, any of the following: (i) the entry of an order for relief under the United States Bankruptcy Code (or any corresponding remedy under successor laws); (ii) the filing of a petition by or against such Party under any bankruptcy, insolvency, or similar law (which petition is not dismissed within [***] ([***]) days after filing), except Chapter 11 of the United States Bankruptcy Code or any successor statute that permits a corporation to continue its operation while protecting it from creditors; (iii) the appointment of a receiver for such Party’s business or property; or (iv) such Party’s making of a general assignment for the benefit of its creditors.

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1.5 “Change of Control”, with respect to a Party, shall occur when: (i) any “person” or “group” (as such terms are defined below in this Section 1.5) is or becomes the “beneficial owner” (as defined below), directly or indirectly, of shares of capital stock or other equity interests of such Party then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the directors, managers or similar supervisory positions (“Voting Stock”) of such Party representing fifty percent (50%) or more of the total voting power of all outstanding classes of Voting Stock of such Party; (ii) such Party enters into a merger, consolidation or similar transaction with another Person (whether or not such Party is the surviving entity) and as a result of such merger, consolidation or similar transaction the Persons that beneficially owned, directly or indirectly, the shares of Voting Stock of such Party immediately prior to such transaction do not beneficially own, directly or indirectly, shares of Voting Stock of the surviving Person representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving Person; (iii) such Party sells or transfers to any third party, in one or more related transactions, properties or assets representing all or substantially all of such Party’s assets; or (iv) the holders of capital stock or equity of such Party approve a plan or proposal for the liquidation or dissolution of such Party. For the purpose of this definition of Change of Control, (A) “person” and “group” have the meanings given such terms under Section 13(d) and 14(d) of the United States Securities Exchange Act of 1934 and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the United States Securities Exchange Act of 1934, (B) a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the United States Securities Exchange Act of 1934, and (C) the term “beneficially owned” and “beneficially own” shall have meanings correlative to that of “beneficial owner.”

1.6 “Co-Promotion Fee” shall have the meaning set forth in Section 5.1.

1.7 “Commercial Officer(s)” shall mean the commercial heads of the branded pharmaceutical businesses of Zogenix and Valeant (or their respective Affiliates), or the Chief Executive Officer of either Party (or such other executive or senior officer of the Party or an Affiliate designated in writing by the Chief Executive Officer of such Party to the other Party).

1.8 “Current Good Manufacturing Practices” shall mean the current standards for manufacture, as set forth in the Act and applicable regulations and guidelines promulgated thereunder or successors thereto, as shall be in effect from time to time during the Term.

1.9 “Direct Costs” shall mean, as to a Party, [***].

1.10 “FDA” shall mean the United States Food and Drug Administration, or any successor agency in the Territory.

1.11 “Fiscal Quarter” shall mean the three-month periods ending on March 31, June 30, September 30 and December 31 of each year, except for the [***] hereof, which shall [***] on the [***] and [***] on the earliest to occur of the [***] in this sentence. These periods [***] correspond to the quarters in the Valeant fiscal year, which ends on December 31 of each year.

1.12 “GAAP” shall mean United States generally accepted accounting principles, as may be amended from time to time.

1.13 “Joint Commercialization Committee” shall have the meaning set forth in Section 3.1.

1.14 “Net Sales” shall mean the gross sales of the Product in the Territory during the applicable period [***], less the sum of the following deductions actually allowed, paid, incurred, or accrued or specifically allocated or taken during the applicable period, calculated in accordance with

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GAAP (consistently applied) (collectively, “Deductions From Net Sales”): (i) amounts repaid and credited by reason of returns, rejections, defects or because of retroactive price reductions [***]; (ii) credit memos and other adjustments, including group purchasing organization fees and distributor performance agreement fees, costs of coupons and vouchers; (iii) quantity, trade and/or cash discounts, chargebacks, allowances, rebates other than pursuant to government regulations and price adjustments; and (iv) rebates or fees paid pursuant to government regulations (including any and all federal, state or local government rebates, such as, but not limited to, Medicaid and Medicare rebates). All such amounts and calculations will be determined from books and records maintained by Valeant in accordance with GAAP.

1.15 “Net Sales Price” shall mean, with respect to each Fiscal Quarter, the quotient of (i) Net Sales for such Fiscal Quarter, divided by (ii) the number of Units of Product shipped in the same Fiscal Quarter by or on behalf of Valeant to third parties in the Territory.

1.16 “Non-Serious Adverse Event” shall mean any adverse drug experience associated with the use of the Product in humans, whether or not considered drug-related, which is not a Serious Adverse Event.

1.17 “Other DHE Product” shall mean an inhaled dihydroergotamine product [***] or any other AB/AN rated generic product to Migranal promoted or otherwise commercialized by a third party in the Territory.

1.18 “Prescribers” shall mean physicians and other health care practitioners who are permitted by law to prescribe Product in the Territory.

1.19 “Product” shall mean: (i) Migranal® (dihydroergotamine mesylate) Nasal Spray (“Migranal”), (ii) [***], and (iii) [***], in each of (i), (ii) and (iii) which are promoted or otherwise commercialized by Valeant or any of its Affiliates in the Territory during the Term.

1.20 “Product Promotional Materials” shall have the meaning set forth in Section 4.2

1.21 “Product Technical Complaint” shall mean: (i) any complaint that questions the purity, identity, potency or quality of the Product, its packaging or labeling or the compliance of the Product with applicable laws, rules and regulations, including the Act and Current Good Manufacturing Practices; (ii) any complaint that concerns any incident that causes the Product or its labeling to be mistaken for, or applied to, another article; (iii) any bacteriological contamination or significant chemical, physical or other change or deterioration in the Product; (iv) any failure of the Product to meet the specifications therefor in the NDA; or (v) any complaint or evidence of tampering with the Product.

1.22 “Product Trademarks” mean the trademark Migranal® (US registration no. 2048040) associated with the Product, and any other related trademark or service mark containing the word “Migranal” or a close variant or derivative thereof and any other trademark or service mark (whether registered or unregistered) used on or with the Product or in any sales and marketing materials (other than Valeant Trademarks or the Zogenix Trademarks, as applicable) in the Territory during the Term. Product Trademarks shall also mean such other name or mark as may be used by or under authority of Valeant for any product in the Migranal® line.

1.23 “Promotion Commencement Date” shall mean the first date upon which the Product is promoted within the Territory by the Zogenix Sales Force to Prescribers, which date shall be no later than [***] ([***]) [***] following the Effective Date.

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1.24 “Proprietary Information” shall mean any proprietary and/or confidential information communicated by or on behalf of one Party (or any of its Affiliates) to the other Party (or any of its Affiliates) in connection with or relating to this Agreement (including discussions and negotiations relating hereto), whether communicated prior to, on or following the Effective Date, including the financial, marketing, business, technical and scientific, clinical, regulatory information or data, information related to a Party’s compensation of its Sales Force, and the information exchanged pursuant to this Agreement, whether communicated in writing, orally or electronically. For the avoidance of doubt, the commercial data and information generated by each Party in connection with its activities under this Agreement are the Proprietary Information of that Party, the terms of this Agreement are the Proprietary Information of both Parties, training materials provided by Valeant to Zogenix are the Proprietary Information of Valeant, Product Promotional Materials are the Proprietary Information of Valeant and compliance materials of either Party are the Proprietary Information of that Party (in each case, subject to the exceptions set forth below in this Section 1.24). Proprietary Information shall not include information that the receiving Party can show through written documentation: (i) at the time of disclosure, is publicly known; (ii) after the time of disclosure, becomes part of the public domain, except by breach of an agreement between the disclosing Party or any Affiliate thereof and the receiving Party or any Affiliate thereof; (iii) is or was in the possession of the receiving Party or any Affiliate thereof at the time of disclosure by the disclosing Party and was not acquired directly or indirectly from the disclosing Party or any Affiliate thereof or from any third party under an agreement of confidentiality to the disclosing Party or any Affiliate thereof; or (iv) is or was developed by the receiving Party or its Affiliates without use of or reference to the other Party’s Proprietary Information.

1.25 “Sales Force” shall mean the field-based sales representatives employed by or on behalf of Valeant or Zogenix, as the case may be, for the detailing of the Product in the Territory to Prescribers. Zogenix’ Sales Force may include, without limitation, any sales representatives engaged through an arrangement with a contract sales organization.

1.26 “Samples” shall mean free samples of the Product dispensed to a patient by a Prescriber.

1.27 “Serious Adverse Event” shall mean any adverse drug experience occurring at any dose that results in any of the following outcomes: death, a life-threatening adverse drug experience, inpatient hospitalization or prolongation of existing hospitalization, a persistent or significant disability/incapacity, or a congenital anomaly/birth defect. Important medical events that may not result in death, be life-threatening, or require hospitalization may be considered a Serious Adverse Event when, based upon appropriate medical judgment, they may jeopardize the patient or subject and may require medical or surgical intervention to prevent one of the outcomes listed in this definition.

1.28 “Tail Period” shall mean that period of time which is [***] ([***]) [***] immediately following the end of the Term.

1.29 “Term” shall mean the period of time defined in Section 13.1.

1.30 “Territory” shall mean the United States of America and its territories and possessions.

1.31 “Third Party Audit” shall mean the third party audit known currently as [***] (or such other third party data source as the Parties may agree upon from time to time). [***].

1.32 “TRx-Unit Conversion Rate” shall mean an amount equal to the [***].

1.33 “Unit” shall mean [***].

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1.34 “Valeant Supply Failure” shall occur if, in any [***] ([***]) [***] period during the Term, Valeant fails to meet [***] ([***]) of [***] the Product, where “Trade Demand” means with respect to any period, the [***].

1.35 “Valeant Trademarks” shall mean the trademark Valeant®, the Valeant corporate logo and any other related domain name, trademark or service mark (whether registered or unregistered) containing the word “Valeant” or a close variant or derivative thereof.

1.36 “Zogenix Target Physicians” shall mean Prescribers primarily practicing as neurologists or headache specialists and other Prescribers treating migraine.

1.37 “Zogenix Trademarks” shall mean the trademark Zogenix®, the Zogenix corporate logo and any other related domain name, trademark or service mark (whether registered or unregistered) containing the word “Zogenix.”

2.	Grants and Obligations.

2.1 Grant of Co-Promotion Right. Valeant hereby grants to Zogenix, during the Term, the co-exclusive right (solely with Valeant or any of its Affiliates) to promote and detail the Product in the Territory for its approved indications through the Zogenix Sales Force to Prescribers, subject to the terms and conditions of this Agreement.

2.2 Zogenix Target Physicians. Valeant may, from time to time, but no more frequently than [***], request that Zogenix provide a list of Prescribers, including the Zogenix Target Physicians, which the Zogenix Sales Force has called on in the [***]. Such call list shall be provided by Zogenix within [***] ([***]) days of Valeant’s request.

2.3 Zogenix Detailing Obligation.

(i) Zogenix shall use commercially reasonable efforts to have the Promotion Commencement Date occur as soon as reasonably practicable following the Effective Date, but no later than [***] ([***]) days thereafter.

(ii) During the Term, Zogenix shall use commercially reasonable efforts to promote and detail the Product in the Territory through the Zogenix Sales Force to Prescribers.

(iii) For the avoidance of doubt, subject to Zogenix’ obligations set forth in (i) and (ii) above, Zogenix shall have the sole responsibility and discretion with respect to determining the priority of the Product presentation among Zogenix’ other promoted pharmaceutical products and the deployment of the Zogenix Sales Force.

2.4 Valeant Obligations. In addition to any other obligations set forth in this Agreement, during the Term, Valeant shall be obligated to use commercially reasonable efforts to: (i) maintain the authorization and/or ability to market the Product in the Territory to Prescribers; and (ii) ensure the consistent supply of the Product and Samples to meet market demand and Zogenix’ orders pursuant to Section 4.5 and in accordance with Current Good Manufacturing Practices and all other applicable laws. For the avoidance of doubt, subject to Valeant’s obligations set forth in this Agreement, Valeant shall have the sole responsibility and discretion with respect to the following: (a) establishing and setting the price of the Product in the Territory; (b) booking sales of the Product in the Territory; (c) distribution of the Product in the Territory; (d) manufacturing and supply of the Product (including Samples) for the Territory; and (e) maintaining the marketing authorization for the Product in the Territory.

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3.	Joint Commercialization Committee.

3.1 Establishment of the Joint Commercialization Committee. Within [***] ([***]) days following the Effective Date, Valeant and Zogenix shall form a Joint Commercialization Committee (the “Joint Commercialization Committee”), comprised of no more than [***] ([***]) individuals, [***] of whom shall be appointed by Valeant and [***] of whom shall be appointed by Zogenix and all of whom shall be qualified to appropriately represent such Party at the Joint Commercialization Committee level. Each Party may replace its representatives at any time, upon written notice to the other Party. Additional representatives from either Party may attend the Joint Commercialization Committee meetings as non-voting members on an ad hoc basis as deemed necessary or appropriate by such Party, with advance notice to the other Party. The Joint Commercialization Committee shall be chaired by one of the Valeant representatives. The Joint Commercialization Committee will be used as the forum to oversee and manage the relationship between the Parties solely with respect to the Product in the Territory. For the avoidance of doubt, the Joint Commercialization Committee shall not have any oversight or management responsibility or authority with respect to (i) the manufacturing or sourcing of any Product, (ii) the NDA for any Product or (iii) the marketing, distribution and sales of any Product by Valeant.

3.2 Joint Commercialization Committee Meetings. The Joint Commercialization Committee will meet at least [***] and no less than [***] to review and discuss: (i) strategic issues related to the marketing and promotion of the Product in the Territory; (ii) any promotional plans and activities of Zogenix for the Product in the Territory; (iii) the need for reviewing and approving any Product Promotional Materials; (iv) updates regarding any product development, clinical, regulatory, manufacturing/supply and quality matters; and (v) any measures required to ensure the promotional plans comply with all applicable laws, restrictions and regulations as well as [***]. The Joint Commercialization Committee may perform such other functions as may be mutually agreed by Valeant and Zogenix. The first meeting of the Joint Commercialization Committee shall be held as soon as practicable after the Effective Date. Meetings of the Joint Commercialization Committee need not take place face-to-face, but upon the agreement of both Parties, can be via other methods of communication, such as teleconferences or videoconferences. Notwithstanding the creation and role of the Joint Commercialization Committee, each Party shall retain the rights, powers and discretions granted to it hereunder. The Joint Commercialization Committee shall not be delegated or vested with any such rights, powers or discretions unless expressly provided for herein. Without limiting the generality of the foregoing, the Joint Commercialization Committee may not amend or modify this Agreement, which may be amended or modified only as provided in Section 15.3.

3.3 Expenses. Each Party shall bear its own costs associated with its participation in the Joint Commercialization Committee, including but not limited to the costs of travel and expenses directly associated with participation in the Joint Commercialization Committee.

3.4 Decision-Making.

(i) Subject to this Section 3.4, decisions of the Joint Commercialization Committee shall be made by agreement between the representatives of Valeant, and the representatives of Zogenix, with each Party having one (1) vote. No decision of the Joint Commercialization Committee shall be valid unless each Party is represented by at least [***] ([***]) members at the meeting at which the decision is made. The Parties shall cause their respective representatives on the Joint Commercialization Committee to use their good faith efforts to resolve all matters appropriately presented to them in an expeditious manner.

(ii) In the event that the Joint Commercialization Committee is unable to resolve a dispute or make a decision due to a lack of required unanimity within [***] ([***]) days following

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consideration of the dispute or the decision by such committee, then either Party may submit the matter to the Commercial Officers for a joint decision. The Commercial Officers shall diligently and in good faith attempt to resolve the referred dispute expeditiously and, in any event, within [***] ([***]) days of receiving such written notification, or within such other time as mutually agreed upon in writing between such officers (and if the officers resolve the dispute, such resolution shall be deemed to be a decision of the Joint Commercialization Committee). In the event that the Commercial Officers are unable to reach a resolution of the dispute within such time period, then such disputes shall be resolved pursuant to Section 15.6 below.

(iii) For clarity, any dispute with respect to whether a Party has breached its obligations under this Agreement is not subject to the escalation procedures set forth in this Section 3.4, but either Party may refer such a dispute for resolution pursuant to Section 15.6.

4.	Product Promotion Matters.

4.1 Detailing Costs. Zogenix shall be responsible for all costs and expenses related to establishing, maintaining and training the Zogenix Sales Force and conducting Zogenix’ other activities under this Agreement, except as set forth in this Section 4. Valeant shall be responsible for all costs and expenses related to conducting Valeant’s activities under this Agreement.

4.2 Product Promotional Materials.

(i) Promptly following the Effective Date, Valeant shall provide to Zogenix any existing artwork or samples of training, sales and promotional materials relating to the Product in the Territory (including, without limitation, training manuals, sales detail aids, leave behinds, coupons and any premium branded items) (“Product Promotional Materials”). Subject to this Section 4.2, Zogenix may create new Product Promotional Materials, based on the existing Valeant materials or otherwise.

(ii) All Product Promotional Materials to be used by Zogenix shall be reviewed and approved by Valeant’s promotional review committee and Zogenix’ promotional review committee prior to their use by Zogenix. Zogenix shall not be required to use any Product Promotional Materials that are not reviewed by and acceptable to Zogenix’ promotional review committee. If, after its review of any Product Promotional Materials (including any new materials introduced after the Effective Date or the Promotion Commencement Date), a Party believes that changes to any such Product Promotional Materials are required to meet applicable legal or regulatory requirements or applicable FDA requirements, such proposed changes shall be advanced for determination in accordance with procedures to be established by the Parties. Valeant shall be responsible for ensuring that all Product Promotional Materials are in compliance with applicable laws, rules and regulations.

(iii) Valeant shall provide to Zogenix such quantities of Product Promotional Materials as reasonably requested by Zogenix in writing and with delivery dates to be mutually agreed between the Parties on a request by request basis; Zogenix shall pay Valeant for any Product Promotional Materials delivered to Zogenix pursuant to its written request, within thirty (30) days of delivery, at [***]. In addition, Zogenix may produce approved Product Promotional Materials at its own cost. Zogenix shall be permitted to use in connection with the Promotion of the Product only (A) the Product Promotional Materials approved under this Agreement by each of Zogenix and Valeant and (B) the FDA-approved Product labels and inserts. Zogenix shall use such Product Promotional Materials only in the form so approved and consistent with the training provided pursuant to Section 4.3 and Zogenix shall not change such Product Promotional Materials in any way following such approval and training, without the express written consent of Valeant.

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(iv) Valeant shall own all copyrights to all Product Promotional Materials (other than those items which are subject to third party copyrights). Valeant shall, and does hereby, grant to Zogenix a royalty-free, non-exclusive right and license to use, reproduce and distribute Product Promotional Materials or any other Product-related materials made available to Zogenix by Valeant hereunder, in each case solely in conjunction with the promotion and/or detailing of the Product and the performance of Zogenix’ obligations under this Agreement, which license shall not be sublicensable, assignable or transferable by Zogenix, except in accordance with the terms of Section 15.1. Zogenix shall not be permitted or licensed to make derivative works with respect to, or otherwise modify, any Product Promotional Materials without the prior written consent of Valeant.

4.3 Training. Promptly following the Effective Date, Valeant shall provide to Zogenix any existing training materials for the Product in the Territory at Valeant’s cost. Zogenix and Valeant shall consult and agree on the development and implementation of initial and refresher sales training for the Zogenix Sales Force. Such training materials and training assistance shall address the following matters: disease state, Product knowledge, competitive product knowledge, obligations under this Agreement, administration and other appropriate information. Zogenix [***] shall provide training to each member of its Sales Force, at Zogenix’ expense, prior to his or her commencement of promotion of the Product hereunder to ensure that he or she is properly trained with respect to the matters described in this Section 4.3 and able to satisfy his or her promotion and detailing responsibilities under this Agreement. Valeant shall have the right, but not the obligation, to participate in the sales training process, at Valeant’s expense as Valeant may reasonably deem necessary to comply with its code of conduct or any related policies or as required by applicable laws or by a government entity or regulatory agency.

4.4 Compliance with Laws. Each of Valeant’s and Zogenix’ detailing and promotional activities with respect to the Product shall be conducted (i) in a manner which is consistent with FDA and all other applicable regulatory approvals or requirements which are then in effect with respect to the Product and with the PhRMA Code on Interactions with Healthcare Professionals and applicable AMA guidelines; and (ii) in compliance with all applicable laws, restrictions and regulations of the FDA, the Department of Commerce, the Department of Health and Human Services and any other United States, state, local, or applicable agency or authority. Each of Valeant and Zogenix shall limit its claims of efficacy and safety for the Product to those that are consistent with approved Product Promotional Materials and FDA-approved prescribing information for the Product in the Territory, and shall not add, delete or modify claims of efficacy and safety in the marketing of the Product under this Agreement from those claims of efficacy and safety that are consistent with the FDA-approved prescribing information and applicable law. Under no circumstance shall a Party engage expenses on behalf of the other Party that would be reportable for the other Party under the Physician Payments Sunshine Act.

4.5 Samples.

(i) Valeant will provide Zogenix with [***] ([***]) Samples every [***] (the “Baseline Sample Amount”), with the first shipment of the Baseline Sample Amount to be delivered to Zogenix’ Sample distribution vendor no later than [***], and the remaining shipments to occur on [***] during the remainder of the Term. The Baseline Sample Amount shall be delivered to Zogenix’ Sample distribution vendor at [***] (including[***]).

(ii) In the event that Zogenix determines it desires Samples in addition to the Baseline Sample Amount, Zogenix may order Samples from Valeant no more frequently than [***] by providing Valeant with a purchase order, setting forth the requested delivery date (which shall be at least [***] ([***]) days from Valeant’s receipt of the purchase order). Valeant shall use commercially reasonable efforts to provide Zogenix with the Samples within [***] ([***]) days of the requested delivery date.

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(iii) The Parties will work to coordinate delivery of the Baseline Sample Amount and any additional Samples ordered by Zogenix pursuant to subsection (ii) so as to minimize delivery costs.

(iv) Zogenix shall pay Valeant for any Samples ordered by Zogenix pursuant to subsection (ii) above (Samples in excess of the Baseline Sample Amount) and delivered by Valeant to Zogenix (or its designee) an amount equal to [***] associated with the manufacture and supply of such additional Samples. Valeant shall invoice Zogenix for such additional Samples upon the date of receipt at the Sample distribution vendor center designated by Zogenix, with such invoice being due and payable within [***] ([***]) days following receipt.

(v) Each of Valeant and Zogenix shall maintain records concerning its distribution of Samples as required by the Prescription Drug Marketing Act of 1987, as amended (together with the implementing rules and regulations thereunder, the “PDMA”), and relevant state laws. Each of Valeant and Zogenix shall take such steps as necessary to ensure that its representatives comply with all requirements of the PDMA and relevant state laws, including but not limited to obtaining requests and receipts signed by Prescribers for all Samples delivered. Each Party shall maintain records of its sampling activities in accordance with and for the time periods required by the PDMA and relevant state laws. Zogenix shall deliver to Valeant records of its sampling as and when requested by Valeant in a machine readable format sufficient to allow Valeant to meet its obligations to report samples to the federal government.

(vi) Valeant shall promptly reimburse Zogenix for the cost of any Samples purchased by Zogenix during the Term that become obsolete or otherwise unusable by Zogenix as the result of manufacturing, quality, regulatory or legal circumstances (other than to the extent caused by Zogenix’ negligence).

4.6 Trademarks.

(i) Valeant hereby grants to Zogenix a non-exclusive, royalty-free license to use the Product Trademarks and Valeant Trademarks solely to promote the Product as permitted in Section 2.1 in the Territory during the Term, provided that such promotion is conducted in accordance with the terms of this Agreement.

(ii) Each Party acknowledges the validity of Zogenix’ right, title and interest in and to the Zogenix Trademarks and the validity of Valeant’s right, title and interest in and to the Valeant Trademarks and the Product Trademarks. The Parties shall not have, assert or acquire any right, title or interest in or to any of Zogenix Trademarks (in the case of Valeant), or the Valeant Trademarks or the Product Trademarks (in the case of Zogenix) or the goodwill pertaining thereto, except as otherwise explicitly provided in Section 4.6(i) of this Agreement.

4.7 Non-Solicitation of Employees. The Parties hereby agree that, throughout the Term and for a period of [***] ([***]) [***] immediately thereafter, neither will, directly or indirectly, solicit for employment any employee of the other Party (or of the other Party’s designee); provided, however, that the hiring of employees who respond to general advertisements for employment (not targeted to employees of the other Party or their designee) shall not be deemed to violate the foregoing provision.

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4.8 Notices. In addition to any other specific notice requirements set forth herein, Valeant shall provide Zogenix with prompt written notice of any material developments or changes relating to the Product, which could reasonably be expected to have an effect on Zogenix’ rights and obligations under this Agreement. Notwithstanding the generality of the foregoing, Valeant shall provide prompt written notice of any of the following matters:

(i) any material manufacturing matters (including potential shortages, quality matters, significant Product Technical Complaints, voluntary or mandatory withdrawals or recalls, etc.);

(ii) any material change in new or existing litigation relating to the Product;

(iii) any material communications with regulatory authorities relating to the Product; and

(iv) any changes to the availability of Other DHE Products.

5.	Compensation.

5.1 Compensation. During each [***] of the Term, Valeant shall pay Zogenix a “Co-Promotion Fee,” calculated on [***], as follows: (i) [***]; and (ii) [***].

For the purposes of this Section 5, the following definitions shall additionally apply:

(A) “[***]” shall mean [***], multiplied by [***] multiplied by the applicable [***] and calculated on [***].

(B) “[***]” shall mean the [***] in the Territory, as measured by the Third Party Audit, during the applicable [***].

(C) The “Baseline Forecast” for purposes of determining Zogenix Net Sales shall mean the [***], provided that the Baseline Forecast shall be [***].

(D) The “Baseline Period” shall mean that period of time from the Effective Date through the end of the [***] immediately prior to [***] (the “Adjustment Event”).

(E) The “Adjusted Baseline Forecast” for the purposes of determining [***] shall be the [***]. The “Adjustment Factor” is set forth on attached Schedule A. The “Adjusted Baseline Period” shall mean that period of time beginning on the first day of the [***] in which the Adjustment Event occurs through the remainder of the Term (and, with respect to the Tail Payment, the [***] thereafter).

5.2 Tail Payment. In addition to the Co-Promotion Fee, Valeant shall pay to Zogenix an amount equal to [***] ([***]%) of the [***] during the Tail Period (the “Tail Payment”).

5.3 Reports; Method of Payments.

(i) Within [***] ([***]) days after the end of the applicable [***], Valeant shall provide a written report to Zogenix, detailing for the applicable [***] period: (A) the Net Sales, including reasonably detailed descriptions of all itemized deductions from gross sales; (B) the Zogenix Net Sales, including [***], each calculated in a manner consistent with Schedule A; (C) the calculated amount of Co-Promotion Fee due Zogenix on account of such Zogenix Net Sales; and (D) the basis for calculation of the Co-Promotion Fee due Zogenix, including applicable deductions/adjustments. If no Co-Promotion Fee is due for a particular [***] period, Valeant shall so report to Zogenix. Valeant’s [***] reports under this Section 5.3(i) shall be transmitted to Zogenix by express mail or express delivery service and by email (to such email addresses as Zogenix may from time to time designate in writing).

(ii) Within [***] ([***]) days after the end of the applicable [***], Valeant shall pay the Co-Promotion Fee to Zogenix.

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(iii) Within [***] ([***]) days after the end of the Tail Period, Valeant shall pay the Tail Payment to Zogenix.

(iv) Payment of the Co-Promotion Fee and the Tail Payment shall be made by wire transfer to an account designated by Zogenix. All payments under this Agreement shall be made in U.S. Dollars.

5.4 True-Up of Deductions from Net Sales. No earlier than the end of the second full [***] following [***] (or as otherwise agreed by the Parties), Valeant shall perform a true-up for all Net Sales with respect to each [***] in the prior [***]. Such true-up shall reconcile the actual Deductions from Net Sales with respect to such Net Sales with the Deductions from Net Sales that were accrued or estimated with respect thereto. Each Party shall make reconciling payments to the other as necessary to effect such true-up with respect to the Co-Promotion Fee paid for the prior [***]. Valeant shall provide to Zogenix such reconciliation no later than [***] ([***]) days after the end of the second full [***] following [***]. If Valeant is required to make a payment to Zogenix to effect such reconciliation, then Valeant shall provide such payment to Zogenix along with such reconciliation. If Zogenix is required to make a payment to Valeant to effect such reconciliation, Zogenix shall make such payment directly to Valeant within [***] ([***]) days following receipt of the reconciliation. If Zogenix fails to make such payment within [***] ([***]) days following receipt of the reconciliation, Valeant may set-off such amount from any amount it owes Zogenix on account of the Co-Promotion Fee then payable by Valeant to Zogenix. Valeant shall provide to Zogenix, along with the reconciliation, all documentation reasonably necessary to explain or support the reconciliation (as well as such other information as Zogenix shall reasonably request), in a form to be agreed by the Parties.

5.5 Late Payments; Interest. All payments shall bear interest from the date due until paid (including any adjustments made as a consequence of audit in accordance with Section 12.2) at a rate equal to the prime rate effective for the date that payment was due plus three percent (3%), as quoted by the Wall Street Journal, New York Edition, on the date such payment was due, or, if less, the maximum rate permitted by applicable law.

6.	Regulatory Affairs.

6.1 Regulatory Affairs. Valeant shall have the sole right and responsibility, and shall bear all costs related thereto, to take such actions as may be necessary, in accordance with accepted business practices and legal requirements, to maintain the authorization and/or ability to market the Product in the Territory to Prescribers.

6.2 Communications with Regulatory Authorities. Valeant shall have the sole right and responsibility and shall bear all costs related to communications with any government agencies to satisfy their requirements regarding the authorization and/or continued authorization to market the Product in commercial quantities in the Territory to Prescribers. Zogenix shall notify Valeant within [***] ([***]) business days via facsimile of any inquiry or other communication that it receives from the FDA concerning the Product. Valeant shall handle all communications with the FDA concerning the Product, including but not limited to post-marketing reports of adverse drug experiences in compliance with 21 CFR §314.80, other post-marketing reports such as those described in 21 CFR §314.81, submission of advertising and promotional labeling to FDA’s Office of Prescription Drug Promotion (OPDP), and responding to any inquiries concerning post-marketing reports and advertising or promotional materials, and shall provide copies of all such communication to Zogenix within [***] ([***]) business days via facsimile. Notwithstanding the foregoing, Zogenix shall be able to communicate with any such governmental agency regarding the Product, to the extent that such communication is necessary to comply with the terms of this Agreement or the requirements of any law, governmental order or regulation, provided that Zogenix shall disclose to Valeant the nature of any such communication to the extent Zogenix is legally permitted to make such a disclosure.

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6.3 Notice of Adverse Events. Each Party shall promptly notify the other Party of any event(s) that materially affect(s) or could materially affect the marketing of the Product, including without limitation Serious Adverse Events, Non-Serious Adverse Events, and governmental inquiries. As between the Parties, Valeant shall have the sole responsibility for reporting and responding to such events to applicable governmental or regulatory authorities; provided that Zogenix may take such actions (including issuing such reports) as it determines are required by applicable law, governmental order or regulation.

6.4 Medical Inquiries. For all medical inquiries, including those related to information outside of labeling or which Zogenix and its Sales Force are unable or not authorized under acceptable promotional guidelines to answer, Zogenix and its Sales Force shall direct such inquiries to Valeant’s Medical Affairs Department. As between the Parties, any responses to such inquiries from patients, medical professionals, or other third parties shall be provided solely by Valeant.

6.5 Pharmacovigilance Responsibilities. The Parties shall enter into a mutually agreeable safety data exchange agreement no later than [***] ([***]) days following the Effective Date.

6.6 Product Technical Complaints and Recalls.

(i) If Zogenix becomes aware of any Product Technical Complaint, Zogenix shall notify Valeant of such Product Technical Complaint promptly but not later than within [***] ([***]) business days.

(ii) As between the Parties, Valeant shall have the sole authority and responsibility to respond to any governmental or regulatory authorities, including without limitation the FDA, in connection with Product Technical Complaints and medical complaints, and to handle all returns, recalls or market withdrawals of the Product in accordance with applicable law, at Valeant’s cost and expense.

(iii) Each Party shall promptly (but in any case, not later than [***] ([***]) [***]) notify the other Party in writing via facsimile of any order, request or directive of a court or other governmental or regulatory authority to recall or withdraw the Product.

6.7 Government Inspections and Inquiries. Upon being contacted by the FDA or any other governmental or regulatory authority for any regulatory purpose pertaining specifically to this Agreement or to the Product, Zogenix shall notify Valeant within [***] ([***]) business days. Zogenix agrees that it shall not respond to any such agency making an inquiry of it until and only as directed by Valeant; provided, however, that the foregoing shall not be construed to prevent Zogenix in any way from complying with any governmental or regulatory authority or applicable laws, rules or regulations. Zogenix may permit unannounced regulatory inspections and respond to the extent necessary to comply with its obligations under applicable laws, rules or regulations.

6.8 Debarment, Etc. Neither Valeant nor Zogenix nor any of Valeant’s or Zogenix’ employees or agents who will be performing services under this Agreement or otherwise with respect to the Product (i) is under investigation by the FDA for debarment action or is presently debarred under the Act or pursuant to the Generic Drug Enforcement Act of 1992 (21 U.S.C. ‘301 et seq.) or (ii) has violated, or is under investigation for violating, any state or federal health care programs or any federal or state anti-kickback laws or regulations. Each of Valeant and Zogenix will notify the other Party in writing within [***] ([***]) business days upon any inquiry or the commencement of any of the foregoing proceedings concerning such Party or any of its employees or agents.

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7.	Supply and Distribution.

7.1 Supply. Valeant shall have sole responsibility and obligation for ensuring that the Product is manufactured, either directly or through a contractor, receiving and processing orders, distributing the Product to customers, and handling Product inventory and receivables, and Valeant shall bear all costs of such activities. Valeant shall ensure that sufficient stock of the Product is available in its inventory to promptly fill orders throughout the Territory, including Zogenix orders for Samples pursuant to Section 4.5. Valeant shall have FDA-approved manufacturing facilities available to it or its manufacturer (which facilities may be located outside of the Territory) that can produce an amount of the Product in any fiscal year that is equal to or greater than the amount of Product reasonably necessary to ensure the consistent availability of the Product throughout the Territory. Valeant shall manufacture or cause to be manufactured the Product and Samples in accordance with all applicable laws, including without limitation the Act and all applicable rules and regulations thereunder, the NDA and Current Good Manufacturing Practices.

7.2 Distribution. Valeant will supply and distribute the Product to customers in accordance with the specifications and requirements set forth in the NDA approved by the FDA for sale of the Product in the Territory and all applicable laws, including without limitation the Act and all applicable rules and regulations thereunder, the NDA and Current Good Manufacturing Practices. Valeant will be responsible for supplying the Product in accordance with purchase orders received by Valeant from customers for the Product, which supply of the Product shall meet all legal requirements as set forth above.

7.3 Orders Received by Zogenix. If, for any reason, Zogenix should receive orders for the Product, Zogenix shall promptly forward such orders to Valeant.

8.	Representations and Warranties.

8.1 Representations and Warranties. Each Party hereby represents and warrants to the other Party as follows:

(i) It is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. It has all requisite power and authority to carry on its business and to own and operate its properties and assets. The execution, delivery and performance of this Agreement have been duly authorized by all applicable corporate action of such Party. Such Party has obtained all authorizations, consents and approvals, governmental or otherwise, necessary for the execution and delivery of this Agreement, and to otherwise perform such Party’s obligations under this Agreement.

(ii) There is no pending or, to its knowledge, threatened litigation involving it which would have any material adverse effect on this Agreement or on its ability to perform its obligations hereunder.

(iii) There is no indenture, contract, or agreement to which it is a party or by which it is bound which prohibits, conflicts with or would prohibit the execution and delivery by it of this Agreement or the performance or observance by it of any material term or condition of this Agreement.

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8.2 Additional Valeant Representations and Warranties. Valeant further hereby represents and warrants to Zogenix that (i) the data regarding the efficacy and safety of the Product that is contained in the NDA and other regulatory filings submitted to the FDA in support of marketing approval of the Product is complete and accurate in all materials respects, does not contain any misstatement of a material fact related to safety or efficacy nor omit to state any material fact in Valeant’s possession related to safety or efficacy; (ii) as of the Effective Date, Valeant has received no notice of a third party claiming any ownership interest in the patent or trademark rights covering the Product; (iii) Valeant has the exclusive right to promote, market and sell the Product in the Territory and to perform its obligations under this Agreement; (iv) as of the Effective Date, Valeant is unaware of any third-party infringement of the Product intellectual property (including patent and trademark rights) which would have a material adverse effect on the rights granted to Zogenix hereunder; and (v) the Product’s label and labeling and the related Product Promotional Materials provided to Zogenix by Valeant shall comply with all applicable laws, rules and regulations.

8.3 Valeant Product Warranty. Valeant warrants to Zogenix that:

(i) at the time of delivery of all Product (excluding Samples) by or on behalf of Valeant to a third party, (i) such Product will be in conformity with the applicable specifications therefor and the NDA, (ii) such Product will have been manufactured in compliance with Current Good Manufacturing Practices and all other applicable legal requirements, (iii) such Product will have been manufactured in facilities that are in compliance with all applicable legal requirements at the time of such manufacture (including applicable inspection requirements of FDA and other governmental authorities), (iv) such Product will not be adulterated or misbranded under the Act, (v) such Product may be introduced into interstate commerce pursuant to the Act and (vi) the expiration date of such Product shall be no earlier than [***] ([***]) [***] after the date of delivery thereof, and

(ii) at the time of delivery of all Samples to Zogenix hereunder, (i) such Samples will be in conformity with the applicable specifications therefor and the NDA, (ii) such Samples will have been manufactured in compliance with Current Good Manufacturing Practices and all other applicable legal requirements, (iii) such Samples will have been manufactured in facilities that are in compliance with all applicable legal requirements at the time of such manufacture (including applicable inspection requirements of FDA and other governmental authorities), (iv) such Samples will not be adulterated or misbranded under the Act, (v) such Samples may be introduced into interstate commerce pursuant to the Act and (vi) the expiration date of such Samples shall be no earlier than [***] ([***]) [***] after the date of delivery, unless otherwise agreed in writing by Zogenix .

9.	Intellectual Property Matters.

9.1 Intellectual Property Prosecution and Maintenance. Valeant shall, at its own expense, use commercially reasonable efforts to prosecute and maintain all Valeant intellectual property in the Territory (including patents, the Product Trademarks and any copyrights associated with the Product Promotional Materials) related to the Product or its manufacture, use, offer for sale or sale. Valeant shall keep Zogenix promptly informed regarding the ongoing prosecution and maintenance of Valeant patents to the extent they relate to the Product or its manufacture, use or sale in the Territory, including all office actions and notices of allowance.

9.2 Ownership. Valeant shall own all intellectual property rights in and to the regulatory and clinical data (but not commercial data generated in the course of performance hereunder) or other inventions and improvements incorporated into the Product, in each case conceived or reduced to practice by either Party pursuant to this Agreement. Each Party shall own all intellectual property rights with respect to commercial data generated by or on behalf of it in the course of performance hereunder.

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9.3 Infringement.

(i) If either Party shall learn of a claim or assertion that the manufacture, use or sale of the Product in the Territory infringes or otherwise violates the intellectual property rights of any third party or that any third party violates the intellectual property rights owned or Controlled by (i) Valeant in the Product or the Product Trademarks or Valeant Trademarks in the Territory or (ii) Zogenix in the Zogenix Trademarks, then the Party becoming so informed shall promptly, but in all events within [***] ([***]) days thereof, notify the other Party of the claim or assertion. In the event Valeant receives a notice under Paragraph IV of the U.S. Federal Drug Price Competition and Patent Term Restoration Act of 1984, as amended, also known as the Hatch-Waxman Act, with respect to the Product, Valeant shall provide Zogenix with written notice of such Paragraph IV notice within [***] ([***]) business days.

(ii) In the event of any infringement of Valeant patent rights related to the Product or its manufacture, use or sale, or the Product Trademarks or Valeant Trademarks in the Territory, which infringement involves a product that could or does compete with the Product or could adversely affect the Parties’ interests in the Product under this Agreement, Valeant shall, in its sole discretion determine to take the appropriate legal action (as to any Party to redress a third party infringement, an “Enforcement Action”), if any. In the event such an Enforcement Action is initiated, Valeant shall use commercially reasonable efforts to prosecute such matter as it determines in its entire discretion and shall keep Zogenix reasonably informed regarding any such Enforcement Action. At Valeant’s reasonable request, Zogenix shall cooperate fully with Valeant with respect to any such Enforcement Action, and Valeant shall reimburse Zogenix for its reasonable out-of-pocket costs and expenses incurred in providing such cooperation. Any recovery received as a result of any Enforcement Action shall be used first to reimburse the Parties for their costs and expenses not previously reimbursed (including attorneys’ and professional fees) incurred in connection with such Enforcement Action. If such recovery is not sufficient to fully reimburse the Parties for such costs and expenses, then the recovery will be paid to the Parties pro rata, in proportion to such costs and expenses incurred by each Party. Of any remaining amounts, the amount (if any) which is required to be paid to any licensors of the applicable patent rights or Product Trademarks or Valeant Trademarks under the terms of the respective in-license agreement, if any, shall then be paid to such licensor, if any, and any amounts remaining thereafter allocable as compensation for lost sales or profits of the Product during the Term shall be shared between the Parties [***] percent ([***]%) to Zogenix and [***] percent ([***]%) to Valeant.

(iii) In the event of an Enforcement Action by Zogenix with respect to any Zogenix Trademark, at Zogenix’ reasonable request, Valeant shall cooperate fully with Zogenix with respect to any such Enforcement Action, and Zogenix shall reimburse Valeant for its reasonable out-of-pocket expenses incurred in providing such cooperation. Any recovery achieved by Zogenix with respect to such Enforcement Action shall be solely for the account of Zogenix.

10.	Indemnification and Insurance.

10.1 Indemnification.

(i) Each Party will defend, at its own expense, indemnify and hold harmless the other Party and its directors, officers, employees, agents and Affiliates from and against any and all damages, liabilities, losses, costs, and expenses, including attorney’s fees, arising out of any claim, suit or proceeding asserted against the other Party (each, a “Claim” and collectively, “Claims”) to the extent such Claim arises out of or relates to (A) any breach or violation of, or failure to perform, any covenant or agreement made by such indemnifying Party in this Agreement, unless waived in writing by the indemnified Party; (B) any breach of the representations or warranties made by such indemnifying Party in this Agreement; or (C) the negligence or willful misconduct of the indemnifying Party, except (under any of (A) and (B)) to the extent arising out of the breach, violation, failure, negligence or willful misconduct of the indemnified Party.

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(ii) In addition, Valeant will defend, at its own expense, indemnify and hold harmless Zogenix and its directors, officers, employees, agents and Affiliates from and against any and all Claims to the extent such Claim arises out of or relates to: (A) any personal injury (including death) and/or property damage resulting from the handling, possession, sale or use of the Product; and (B) any other liability arising out of the manufacture, marketing, labeling, distribution, sale or use of the Product, including claims of infringement of third party intellectual property rights, except (under any of (A) and (B)) to the extent arising out of the breach, violation, failure, negligence or willful misconduct of Zogenix.

(iii) Each Party agrees that it shall promptly notify the other in writing of any Claim and give the indemnifying Party full information and assistance in connection therewith. The indemnifying Party shall have the sole right to control the defense if any Claim or action and the sole right to settle or compromise any such Claim, except that the prior written consent of the other Party shall be required in connection with any settlement or compromise which could (A) place any obligation on or require any action of such other Party; (B) admit or imply any liability or wrongdoing of such other Party; or (C) adversely affect the goodwill or public image of such other Party. Notwithstanding the foregoing, the indemnified Party may participate therein through counsel of its choice, but the cost of such counsel shall be borne solely by the indemnified Party.

10.2 Insurance. Each Party shall maintain insurance (either through purchase of a policy from a nationally recognized third party insurer or through maintenance of a self-insurance program) against such risks and upon such terms (including coverages, deductible limits and self-insured retentions) as is customary for the activities to be conducted by such Party under this Agreement and is appropriate to cover its indemnification obligations hereunder. Notwithstanding the generality of the foregoing, each Party shall maintain during the Term comprehensive general liability (CGL) insurance in an amount of at least [***] dollars ($[***]) and product liability insurance coverage in an amount of at least [***] dollars ($[***]). Zogenix shall be named as an additional insured under Valeant’s CGL and product liability insurance policies. Upon request, Valeant shall provide Zogenix with a certificate of insurance as evidence of the requested coverage and shall give Zogenix at least [***] ([***]) days’ notice of any cancellation or termination of such insurance.

10.3 Survival. The provisions of this Section 10 shall survive expiration or termination of this Agreement and shall remain in effect until a date [***] ([***]) [***] after the Term.

11.	Confidentiality; Publicity.

11.1 Confidentiality Obligation. Except as specifically authorized by this Agreement, each Party shall, for the Term and for [***] ([***]) years after the expiration or termination of this Agreement, keep confidential, not disclose to third parties (other than consultants bound in writing, financial advisors and outside counsel who agree to protect the Proprietary Information no less stringently than herein) and use only for the purposes authorized herein all Proprietary Information provided by the other under this Agreement. Notwithstanding the aforesaid, the recipient may disclose Proprietary Information to governmental agencies as required by law, provided that the other Party is provided with prior written notice and a reasonable opportunity to obtain confidential treatment or other protective order.

11.2 Publicity. Neither Party will originate any publicity, news release, public comment or other public announcement, written or oral, whether to the press, to stockholders, or otherwise, relating to this Agreement, without the consent of the other Party, except for such announcements which, in

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accordance with the advice of legal counsel to the Party making such announcement, are required by law or for such announcements that contain the same disclosure as in prior permitted/approved public announcements. Except as otherwise permitted pursuant to the immediately preceding sentence, any Party making any announcement which is required by law will, unless prohibited by law, give the other Party an opportunity to review the form and content of such announcement and comment before it is made. Either Party shall have the right to make such filings with governmental agencies, including without limitation the United States Securities and Exchange Commission, as to the contents and existence of this Agreement as it shall reasonably deem necessary or appropriate (provided that the Parties will reasonably cooperate with respect to obtaining confidential treatment of sensitive information, as appropriate). The Parties have agreed upon the form and content of a joint press release to be issued by the Parties promptly following the execution of this Agreement.

11.3 Survival. The provisions of this Section 11 shall survive expiration or termination of this Agreement and shall remain in effect until a date [***] ([***]) [***] after the Term.

12.	Maintenance of Books and Records; Audits.

12.1 Maintenance of Books and Records. Each Party shall maintain complete and accurate books and records in sufficient detail, in accordance with GAAP and all applicable laws, rules, ordinances and regulations, to enable verification of the performance of such Party’s obligations under this Agreement. Such records shall be maintained for a period of [***] ([***]) [***] after the end of the Term or longer if required by applicable law.

12.2 Payment Audits. Zogenix shall have the right, upon [***] prior written notice, periodically but no more than [***] per calendar year and through the use of an independent accounting firm or other appropriate independent third party expert reasonably acceptable to Valeant (“Zogenix Auditor”) to review, examine and audit the appropriate books and records of Valeant solely related (i) to the [***], (ii) to the [***], (iii) to the [***], or (iv) [***]. Zogenix shall not audit any one period of time with respect to any particular subject(s) of any such audit on more than [***] or later than [***] following the applicable period of time and Zogenix shall maintain the confidentiality of all documents and records audited. The costs and expenses of any such audit, including the Zogenix Auditor, shall be the responsibility of Zogenix, except that if any audit discloses that an amount due to Zogenix or charged to Zogenix was in error for the audited period by more than [***]% in Valeant’s favor (after Valeant has had the opportunity to review and has not disputed the results of such audit) , the portion of any such direct costs and expenses of the Zogenix Auditor allocable to such audit shall be the responsibility of Valeant. Zogenix shall share the results of any audit with Valeant promptly and each Party shall, within [***] ([***]) days of any adjustment in the other Party’s favor, pay the appropriate amount to such other Party. In the event of a dispute over the results of any audit conducted pursuant to this Section 12.2, Zogenix and Valeant shall work in good faith to resolve such dispute. Notwithstanding Section 15.6, if the Parties are unable to reach a mutually acceptable resolution of any such dispute within [***] ([***]) days, the dispute shall be submitted for arbitration to a certified public accounting firm selected by the Parties or to such other Person as the Parties shall mutually agree (the “Accountant”). The decision of the Accountant shall be final and the costs of such arbitration as well as the initial audit shall be borne between the Parties in such manner as the Accountant shall determine.

12.3 Other Audits. Upon reasonable prior written notice from the other Party and from time to time during the Term, but no more than [***] per calendar year, each Party shall afford to the other Party reasonable access during normal business hours (and at such other times as the Parties may mutually agree) to inspect and audit the relevant books, records, facilities (including third party manufacturing/warehousing facilities) and other information of such Party in order to monitor such Party’s compliance with such Party’s obligations under the terms of this Agreement and for the purposes

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of determining compliance with the applicable rules and regulations of governmental or regulatory authorities. Such access shall be available during normal business hours. Any inspection conducted by either Party pursuant to this Section 12.3 shall be at the sole cost and expense of such Party.

13.	Term and Termination.

13.1 Term. The “Term” of this Agreement shall commence on the Effective Date and shall continue, unless terminated sooner in accordance with the terms hereof, until December 31, 2015 (as the same may be extended or terminated as set forth in this Section 13). The Term may be renewed for additional twelve (12) month periods on mutual agreement of the Parties, following prior written notice from either Party of its desire to renew, given no less than [***] ([***]) days prior to the expiration of the then-current Term.

13.2 Termination by Zogenix. Zogenix shall have the right to terminate this Agreement at any time upon written notice to Valeant in the event (i) of a Valeant Supply Failure or a material Product recall; or (ii) the Net Sales Price in a Fiscal Quarter is more than [***] percent ([***]%) less than the Net Sales Price for the immediately preceding Fiscal Quarter (other than a decrease resulting from one-time, non-recurring gross to Net Sales deductions) and in Zogenix’ reasonable judgment such reduction in Net Sales Price would have a material adverse effect on Zogenix’ financial return as a result of performance of its obligations hereunder and provided that Zogenix may only exercise such right within [***] following receipt of notice of any such decrease in Net Sales Price.

13.3 Mutual Termination Rights. Either Party may terminate this Agreement, without cause, effective on six (6) months prior written notice, provided that neither Party may provide notice of termination before January 1, 2014. In addition, either Party in its sole discretion may terminate this Agreement following: (i) the commercial introduction of an Other DHE Product in the Territory other than an Authorized Generic, on thirty (30) days prior written notice; (ii) any action taken or objection raised by any governmental authority that prevents either Party from performing its obligations under this Agreement or otherwise makes or would reasonably be expected to make such activity unlawful or would reasonably be expected to subject the other Party to any penalty or any claim, investigation or other action, in each case by such government authority in the Territory, at any time; (iii) a third party files an action alleging that the use, making, having made, sale, offering for sale or importation of the Product in the Territory infringes an issued patent owned or controlled in the Territory by such third party, at any time; (iv) a Change of Control of either Party, on ninety (90) days prior written notice, which notice must be delivered to the other Party within [***] ([***]) days after the closing of the transaction constituting a Change of Control or neither Party shall have the right to terminate this Agreement as a result of the occurrence of such Change of Control; (v) on thirty (30) days prior written notice, if, other than during the first full Fiscal Quarter following the Promotion Commencement Date, Zogenix Net Sales within the Territory fall below [***] for one (1) or more Fiscal Quarters; (vi) at any time, on the occurrence of a Bankruptcy Event of the other Party; and (vii) a material failure of the other Party to comply with its material obligations contained in this Agreement (and such failure must be described with reasonable specificity in a notice); provided that such termination shall not become effective if the breaching Party cures such failure within such [***] ([***]) days of the notice.

13.4 Remedies. Except as indicated in Section 15.4, termination of this Agreement shall be without prejudice to (i) any remedies which any Party may then or thereafter have hereunder or at law; and (ii) a Party’s right to receive any payment accrued under the agreement prior to the termination date but which became payable thereafter; and (iii) either Party’s right to obtain performance of any obligations provided for in this Agreement which survive termination by their terms or by a fair interpretation of this Agreement.

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13.5 Post-Termination Obligations.

(i) Expiration or termination of this Agreement shall not relieve either Party of any obligations accruing prior to such expiration or termination. The following provisions of this Agreement by their terms continue after the expiration or termination of this Agreement: Sections 4.4, 4.5(iv), 4.5(v), 4.5(vi), 4.7, 5.2, 5.3, 5.4, 5.5, 6.2, 8, 9.2, 9.3, 10, 11, 12, 13.4, 13.5, 14, and 15. In addition, any other provisions required to interpret and enforce the Parties’ rights and obligations under this Agreement shall also survive, but only to the extent required for the interpretation and performance of this Agreement. Upon the expiration or termination of this Agreement pursuant to this Section 13, each Party shall promptly transfer and return to the other Party or destroy all Proprietary Information of the other Party (provided that each Party may keep one copy of such Proprietary Information for archival purposes only).

(ii) Upon the expiration or termination of this Agreement, Zogenix shall immediately cease all promotion and detailing of the Product in the Territory and return all undistributed Samples and undistributed Product Promotional Materials. For clarity, the Joint Commercialization Committee shall immediately be disbanded and any and all grant of rights from Valeant to Zogenix shall immediately cease.

(iii) Valeant shall pay to Zogenix the Tail Payment as set forth in Sections 5.2 and 5.3(iii), unless Valeant has terminated this Agreement under Section 13.3(vi) or 13.3(vii) in which case no Tail Payment shall be made.

14.	Notices.

Unless otherwise provided herein, all notifications, demands, approvals and communications required to be made under this Agreement shall be given in writing and shall be effective when either personally delivered or sent by facsimile if followed by prepaid air express addressed as set forth below. The Parties hereto shall have the right to notify each other of changes of address during the Term. All notices shall be deemed made upon receipt by the addressee.

If to Zogenix, to:

ZOGENIX, INC.

12400 High Bluff Drive, Suite 650

San Diego, CA 92130

Attention:  Chief Financial Officer

Facsimile: (858) 259-1166

With a copy to (which shall not constitute notice hereunder):

Latham & Watkins LLP

12636 High Bluff Drive, Suite 400

San Diego, CA 92130

Attention: Faye H. Russell

Fax No: (858) 523-5450

If to Valeant, to:

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

700 Route 202-206 North

Bridgewater, NJ 08807

Attention: General Counsel

Facsimile: (949) 271-3796

15.	Miscellaneous.

15.1 Assignment. This Agreement and the rights granted herein shall not be assignable (or otherwise transferred) by either Party hereto without the prior written consent of the other Party. Any attempted assignment without consent shall be void. Notwithstanding the foregoing, a Party may transfer, assign or delegate its rights and obligations under this Agreement without consent to (i) an Affiliate reasonably capable of performing such Party’s obligations under this Agreement, or (ii) a successor to all or substantially all of its business or assets of the assigning Party to which this Agreement relates, whether by sale, merger, consolidation, acquisition, transfer, operation of law or otherwise. In addition, either Party may assign its right to receive proceeds under this Agreement or grant a security interest in such right to receive proceeds to one or more financial institutions providing financing to such Party pursuant to the terms of a security or other agreement related to such financing. For the avoidance of doubt, any such assignment in connection with a Change of Control, whether permitted or not hereunder, shall not affect the right of any Party to terminate this Agreement as a consequence of a Change of Control of either Party pursuant to and in accordance with Section 13.3. Any assignment of this Agreement not in compliance with this Section 15.1 shall be void.

15.2 Independent Contractors. Nothing herein contained shall be construed to constitute the Parties hereto as partners or as joint venturers, or either as agent for the other. No employee or representative of a Party shall have any authority to bind or obligate the other Party to this Agreement for any sum in any manner whatsoever, or to create or impose any contractual or other liability on the other Party without said Party’s authorized written approval. For all purposes, and notwithstanding any other provision of this Agreement to the contrary, Zogenix’ legal relationship under this Agreement to Valeant shall be that of independent contractor.

15.3 Entire Agreement. This Agreement represents the entire agreement between the Parties concerning the subject matter hereof and supersedes all prior or contemporaneous oral or written agreements of the Parties. This Agreement may be modified, amended or changed only by a written instrument signed and delivered by the Parties, with clear intent to modify, amend or change the provisions hereof.

15.4 Limitation on Damages. Neither Valeant nor Zogenix (which for the purposes of this Section 15.4 shall include their respective Affiliates, directors, officers, employees and agents) shall have any liability to the other for any punitive damages, special, incidental, consequential or indirect damages, relating to or arising from this Agreement, even if such damages may have been foreseeable. For the avoidance of doubt, nothing in this Section 15.4 shall be interpreted to limit the indemnification obligation of either Party in connection with the characterization of damages or losses claimed by a third party as being punitive, special, incidental, consequential or indirect or other like damages or losses.

15.5 Force Majeure. Neither Party shall be liable to the other Party for any failure to perform as required by this Agreement if the failure to perform is due to circumstances reasonably beyond such Party’s control including, without limitation, any act of God, civil disorder or commotion, act of aggression, fire, explosion, flood, drought, war, sabotage, embargo, utility failure, material shortage, labor disturbance, national health emergency, or appropriation of property. A Party whose performance is affected by a force majeure event shall take prompt action using all commercially reasonable efforts to remedy the effects of the force majeure event.

15.6 Dispute Resolution. The Parties hereby agree that they will attempt in good faith to resolve any controversy or claim arising out of or relating to this Agreement promptly by negotiations and, where specifically provided for, in accordance with any specific provisions for dispute resolution set forth elsewhere in this Agreement with respect to any particular matter or section hereof. If a controversy or claim should arise hereunder, and if a dispute resolution provision is not otherwise provided herein for settlement of such controversy or claim, appropriate representatives of the Parties will confer at least once and will attempt to resolve the matter. Except as specifically provided elsewhere in this Agreement, if the matter has not been resolved within [***] ([***]) days of their first meeting, the representatives shall refer the matter to appropriate Commercial Officers. If the matter has not been resolved within [***] ([***]) days after referral to the Parties’ Commercial Officers, either Party may pursue such remedies as it may deem necessary or appropriate. For the avoidance of doubt, disputes arising on issues within the jurisdiction of a Committee shall be resolved in accordance with the procedures set forth in Section 3.4.

15.7 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original.

15.8 Governing Law. This Agreement will be construed under and in accordance with, and governed in all respects by, the laws of the State of New York, without regard to its conflicts of law principles.

15.9 Waiver. Except to the extent that a Party may have otherwise agreed in writing, no waiver by such Party of any breach by any other Party of any of the other Party’s obligations, agreements or covenants hereunder shall be deemed to be a waiver by such first Party of any subsequent or other breach of the same or any other obligation, agreement or covenant; nor shall any forbearance by a Party to seek a remedy for any breach by the other be deemed a waiver by said Party of its rights or remedies with respect to such breach or of any subsequent or other breach of the same or any other obligation, agreement or covenant.

15.10 Binding Effect. Except as provided in Section 15.1, this Agreement shall be binding upon and inure to the benefit of the Parties to this Agreement and their respective successors.

15.11 Headings. Headings as used in this Agreement are for convenience only and are not to be construed as having any substantive effect by way of limitation or otherwise. References to Sections herein are, unless otherwise indicated, references to the designated Sections of this Agreement, unless the content requires otherwise.

15.12 Severability. If one or more of the provisions of this Agreement shall, by any court or under any provision of law, be found to be void or unenforceable, the agreement as a whole shall not be affected thereby, and the provisions in question shall be replaced by an interpretation in conformity with law which comes closer to effecting the Parties original intention.

[Signature Page Follows]

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their undersigned duly authorized representatives as of the Effective Date.

ZOGENIX, INC.		VALEANT PHARMACEUTICALS NORTH AMERICA LLC

By:	/s/ Roger L. Hawley	By:	/s/ Hemanth Varghese
Name:	Roger L. Hawley	Name:	Hemanth Varghese
Title:	Chief Executive Officer	Title:	Sr. Vice President Corporate Development

Schedule A

Profit Share Calc, TRx-Unit Conversion & Adjustment Factor

Profit Share Calc	Month A	Defined Terms
TRx-Unit Conversion Rate	[***]

[***]	[***]
[***]	[***]
Total	[***]	[***]

Baseline	[***]	Baseline Forecast (Or Adjusted Baseline Forecast)

Above baseline	[***]
Threshold
[***]	[***]	[***]
[***]	[***]	[***]

Valeant Net Sales	$ [***]	Net Sales
[***]	[***]	Units
[***]	$ [***]	[***]

Applicable Net Sales	$ [***]	Zogenix Net Sales
Zogenix	$ [***]	Zogenix Service Fee
[***]	$ [***]	[***]
[***]	$ [***]	[***]

Valeant	$ [***]

TRx-Unit Conversion
[***]	[***]
Product	Form	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

Adjustment Factor
[***] 1	[***]
[***] 2	[***]
[***] 3	[***]
[***] 4	[***]
[***] 5	[***]
[***] 6	[***]
[***] 7	[***]
[***] 8	[***]
[***] 9	[***]
[***] 10	[***]
[***] 11	[***]
[***] 12	[***]
[***] 13	[***]
[***] 14	[***]
[***] 15	[***]
[***] 16	[***]
[***] 17	[***]
[***] 18	[***]
[***] 19	[***]
[***] 20	[***]
[***] 21	[***]
[***] 22	[***]
[***] 23	[***]
[***] 24	[***]

[***]

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.